UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2019

Date of Report

(Date of earliest event reported)

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22513	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Terry Avenue North, Seattle, Washington 98109-5210

(Address of principal executive offices, including Zip Code)

(206) 266-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	3

SIGNATURES	4

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 25, 2019, the Board of Directors of Amazon.com, Inc. (the “Company”) elected Indra K. Nooyi as a director of the Company, and also appointed her to the Audit Committee of the Board. Ms. Nooyi was the Chief Executive Officer of PepsiCo, Inc. from October 2006 to October 2018, where she also served as the Chairman of its board of directors from May 2007 to February 2019. She was elected to PepsiCo’s board of directors and became its President and Chief Financial Officer in 2001, and held leadership roles in finance, corporate strategy and development, and strategic planning after joining PepsiCo in 1994. Ms. Nooyi has served as a director of Schlumberger Limited since April 2015. In connection with her election, Ms. Nooyi was granted a restricted stock unit award under the Company’s 1997 Stock Incentive Plan for 549 shares of common stock of the Company, to vest in three equal annual installments beginning on May 15, 2020, assuming continued service as a director. Ms. Nooyi also entered into an indemnification agreement with the Company in the same form its other directors have entered, which is filed as an exhibit to Amendment No. 1, filed April 21, 1997, to the Company’s Registration Statement on Form S-1 (Registration No. 333-23795).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: February 25, 2019

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